Exhibit 10.10

Term NoTE

$__________	_____________ (the “Issuance Date”)

FOR VALUE RECEIVED, the undersigned Ault & Company, Inc. (hereinafter sometimes called the “Borrower”) promises to pay, on or before August 17, 2029 (the “Maturity Date”), to Ault Capital Group, Inc., or its assigns (hereinafter called the “Lender”), at 11411 Southern Highlands Parkway, Suite 190, Las Vegas, Nevada 89141 or such other address as is designated by the Lender, up to the sum of __________ Dollars ($_________), including accrued but unpaid interest thereon on the Maturity Date. This Note is one of several Notes referred to in the Loan Agreement, dated as of August 18, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) among Borrower and Lender, and evidences Loans made by Lender thereunder. Borrower and Lender recognize that Lender may from time to time make advances and loans to Borrower on the dates and in the principal amounts provided in the Loan Agreement. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

The date and the amount of each Loan made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided, that the failure of Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by Lender.

The interest rate payable on this Promissory Note (the “Note”) shall be eight and a half percent (8.5%) per annum, payable monthly, with the principal and one month’s interest being payable on or before the Maturity Date, subject to a cure period of five (5) business days. Interest shall be computed by dividing the applicable yearly rate of interest by 365 and applying the resulting rate to the applicable outstanding principal amount for the actual number of days such principal amount is outstanding. Commencing on the occurrence of any Event of Default (as defined in the Loan Agreement) and for as long an Event of Default is not cured, interest shall accrue and be payable at the rate of eighteen percent (18%) per annum. Notwithstanding anything to the contrary contained in this Note, the aggregate of all amounts deemed to be interest hereunder and charged or collected by Lender is not intended to exceed the highest rate permissible under any applicable law, but if it should, such interest shall automatically be reduced to the extent necessary to comply with applicable law and any such excess payments received by Lender shall be credited as a reduction of the outstanding principal balance.

Except as expressly provided herein, the Borrower waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, endorsement, performance, default or enforcement of this Note, generally waives all suretyship defenses and defenses in the nature thereof, and agrees to be bound by all the terms and conditions contained in this Note executed in connection herewith.

The undersigned will pay all costs and expenses of collection, including reasonable attorneys' fees actually incurred or paid by the Lender in enforcing this Note or the obligations hereby evidenced, to the extent permitted by law.

No delay or omission of the holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by the Lender of any payment after acceleration shall not be deemed a waiver of such acceleration. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

The Lender need not enter payments of principal or interest upon this Note but may maintain a record thereof on a separate ledger maintained by the Lender.

Time is of the essence of this Note.

The word “holder” as used in this Note, shall mean the payee or endorsee of the Note who is in possession of it or the bearer if this Note is at the time payable to bearer.

If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Note, and the other provisions of this Note shall remain in full force and effect, and shall be construed in favor of holder. Subject to the foregoing provisions of this paragraph, it is the express intention of Borrower and holder to conform strictly to any applicable usury laws. Accordingly, all agreements between Borrower and holder, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to Lender or the holder of this Note for the use, forbearance or detention of the money loaned pursuant hereto or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document executed in connection herewith, exceed the maximum amount permissible under applicable law. If, from any circumstance or contingency whatsoever, fulfillment of any provision hereof or of any other document executed in connection herewith, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance or contingency holder shall ever receive as interest or otherwise an amount which would exceed the maximum rate of interest permitted by applicable law, the amount of such excess shall be applied to a reduction of the indebtedness evidenced by this Note, and not to the payment of interest, and if such excessive interest exceeds such indebtedness, the amount of such excessive interest shall be refunded to Borrower. If at any time this Note prescribes a rate of interest in excess of the maximum rate permitted by law, all sums paid or agreed to be paid to holder for the use, forbearance or detention of the money loaned pursuant to this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

This Note shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Note shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, in the case of Borrower, or acceptance, in the case of Lender, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

IN WITNESS WHEREOF, the Borrower has duly executed this Note as a sealed instrument as of the date and year first above written.

AULT & COMPANY, INC.

By:
Name:	Milton C. Ault III
Title:	Chief Executive Officer